UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): [February 28, 2019]

BorrowMoney.com, Inc.

(Exact name of registrant as specified in its charter)

Florida	333-208854	65-0981503
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

512 Bayshore Drive

FT. Lauderdale, Florida 33304

(Address of Principal Executive Offices) (Zip Code)

1-212-265-2525

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to section 13(a) of the Exchange Act. [  ]

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 15, 2019, Neiss resigned as a Director of the Board of Directors of BorrowMoney.com (the “Company”). Neiss’s decision to resign was not the result of any disagreement with the Company. The Company thanks Mr. Neiss for his time of service and contributions.

Effective April 15, 2019, the Board of Directors of the Company appointed Adam Foster, age 60____, as a director of the Company until the next regular meeting of shareholders or until her successor is elected and qualified.

Mr. Adam Frost has over 30 years’ management experience ranging from reporting to Director-Heads to heading up teams of over 100 employees. Mr. Frosts past responsibilities have included managing director of Dean Capital Group Inc., an O&G private equity firm, CEO and managing director of Go Wireless Communications, CEO of Americas Lending Choice, CEO and managing director of multiple security companies, currently Get Smart Security Inc.

Item 9.01 Financial Statements and Exhibits

Item	Description

5.02	Special Board Meeting
5.03	Resignation and appointment of new director

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BORROWMONEY.COM

By	/s/ Aldo Piscitello
Name:	Aldo Piscitello
Title:	President

Date: April 18, 2019